UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 14, 2007 (August 9, 2007)

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27554	42-1297992
(Commission File Number)	(I.R.S. Employer Identification Number)

9375 Cheasapeake Street
Suite 203
La Plata, MD 20646
(Address of Principal Executive Offices, including Zip Code)

(301) 609-8460
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Election of Directors

Conmed Healthcare Management, Inc. (“Conmed”) announced on August 13, 2007 that it had expanded its Board of Directors by one, and appointed John Colloton as director to fill this vacancy, effective as of August 8, 2007.

Mr. Colloton is currently director Emeritus of the University of Iowa Hospitals and Clinics, a position he has held since 2001, and serves as the lead director of Wellmark, Inc. (Iowa-South Dakota Blue Cross & Blue Shield) as well as a director of AmericanCareSource Holdings, a public company. From 1989 to 2003, Mr. Colloton served as a director of Baxter International Inc., and from 1997 to 2002, he served as a director of Radiologix, Inc. From 1971 to 1993, Mr. Colloton served as a director of the University of Iowa Hospitals and Clinics, and from 1993 through the year 2000, he served as Vice President of the University of Iowa for Statewide Health Services. Mr. Colloton received his Bachelor of Arts Degree in Business Administration from Loras College and holds a Masters Degree in Hospital Administration from the University of Iowa.

Compensation of the Board of Directors

In March 2007, Conmed’s Board of Directors adopted, and our stockholders approved, the 2007 Stock Option Plan. The 2007 Stock Option Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock bonuses and stock appreciation rights to, among others, Company directors. The 2007 Stock Option Plan is administered by the Board of Directors which has the authority and discretion to determine: the persons to whom the options will be granted; when the options will be granted; number of shares subject to each option; the price at which the shares subject to each option may be purchased; and when each option will become exercisable.

Each non-employee director is entitled to (i) a fee of $1,000.00 for attending, in person, a regularly scheduled or special meeting of the Board of Directors; (ii) $500.00 if such non-employee director participates in the meeting via conference call or (iii) a fee of $500.00 for attending in person a regularly scheduled or special committee meeting, if the meeting is held on a different day than the Board meeting. In addition, a one-time grant of 40,000 non-qualified stock options will be issued to non-employee directors on the date of their initial appointment to the Board of Directors at the closing price of the common stock on the issue date, vesting over three years and contingent upon their continued service on the Board.

Conmed will also reimburse all directors for approved board-related business travel expenses, along with other approved board-related expenses.

40,000 non-qualified stock options have been granted by our Board to Mr. Colloton, a non-employee director, vesting over three years and contingent upon his continued service on the Board.

Director Independence

We believe that Mr. Colloton qualifies as an independent director as that term is defined in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A(3)(b)(1) of the Securities Exchange Act, as amended.

Audit Committee and Compensation Committee

We currently expect that Mr. Colloton will be a member of each of the Audit Committee and Compensation Committee of our Board of Directors.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Conmed on August 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

Date: August 13, 2007	By:	/s/ Richard W. Turner
Richard W. Turner,
President and Chief Executive Officer